November 5, 2004

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, D.C.  20549

Re:      First Horizon National Corporation

            Commission file number 000-4491

            Quarterly Report on Form 10-Q

Gentlemen:

On behalf of First Horizon National Corporation, included for filing, via EDGAR, is Form 10-Q for the fiscal quarter ended September 30, 2004.

Any requests for additional information or comments with respect to this filing may be addressed to: Marlin L. Mosby III, Executive Vice President and Chief Financial Officer, telephone number (901) 523-5620.

Sincerely,

Debra L. White

Vice President, External Reporting and Disclosure

Enclosures